Artificial Intelligence Technology Solutions Inc.

INCORPORATED UNDER THE LAWS OF THE STATE OF NEVADA

CERT.9999

CERTIFICATE NUMBER

9,000,000,000

SHARES

PAR VALUE $0.00001
COMMON STOCK

CUSIP NO.999999ZZ9

THIS CERTIFIES THAT

* SPECIMEN *

Is The Owner Of

* NINE BILLION AND 00/100 *

FULLY PAID AND NON-ASSESSABLE SHARES OF THE COMMON STOCK PAR VALUE OF $0.00001 EACH OF

ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.

transferable on the books of the Corporation in person or by duly authorized attorney upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar. Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

SEAL
ARTIFICIAL INTELLIGENCE TECHNOLOGY SOLUTIONS INC.
NEVADA

DATED: 01/01/2009

Countersigned and Registered:
TRANSHARE CORPORATION
Transfer Agent

By

Authorized Signature

STEVEN REINHARZ
Chief Executive Officer

Bayside Center 1, 17755 N. US Highway 19, Suite 140, Clearwater, FL 33764
303.662.1112

CERT.9999

999999 TEST ISSUE REF 1999 5.4375% 12/31/5